SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 19, 2005

ENZON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-12957	22-2372868
(State or other jurisdiction of incorporation	(Commission file Number)	(IRS Identification No.)

685 Route 202/206, Bridgewater, New Jersey		08807
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (908) 541-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b)

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Enzon Pharmaceuticals Inc. (“ENZON”; NASDAQ: ENZN) reported today that the United States Food and Drug Administration (FDA) provided an action letter to INEX Pharmaceuticals Corporation (TSX: IEX) detailing that the anticancer drug Marqibo(TM)  (vincristine sulfate liposomes injection) is “not approvable” under the FDA’s accelerated approval regulations based on the Phase 2b clinical trial data submitted.

The FDA’s “not approvable” decision was expected after the FDA’s Oncologic Drugs Advisory Committee voted December 1, 2004 against recommending accelerated approval for Marqibo as a treatment for patients with relapsed aggressive non-Hodgkin’s lymphoma (NHL) based on the Phase 2b clinical trial data and comparison to available therapy.

The action letter from the FDA provides a list of deficiencies that need to be addressed prior to re-applying for approval, including the necessity to conduct additional studies. The FDA recommended such additional studies be randomized controlled studies comparing MARQIBO to other chemotherapy regimens. INEX and ENZON are currently evaluating the next steps for MARQIBO.

Item 9.01 Exhibits

Exhibit 99.1	Press Release dated January 19, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2005

By:	/s/ Kenneth J. Zuerblis
Kenneth J. Zuerblis
Vice President, Finance and
Chief Financial Officer